SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  May 28, 2004

                             COMPUCOM SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                  0-14371                  38-2363156
     ---------------          ----------------         -------------------
     (State or other          (Commission File           (IRS Employer
     jurisdiction of               Number)             Identification No.)
     incorporation)


                       7171 Forest Lane, Dallas, TX       75230
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (972) 856-3600
                                 --------------
              (Registrant's telephone number, including area code)

Item 5. Other Events.
        ------------

     On May 28 and June 1, 2004, two substantially similar complaints were filed in the Chancery Court of the State of Delaware by purported stockholders of the Company allegedly on behalf of a class of holders of the Company's common stock. One or both of these actions name as defendants the Company, its directors, Safeguard Scientifics, Inc. and Platinum Equity, LLC. The Complaints allege that the Company's directors and Safeguard Scientifics, Inc. breached fiduciary duties in connection with the Agreement and Plan of Merger, entered into with CHR Holding Corporation and CHR Merger Corporation, affiliates of Platinum Equity, LLC, dated as of May 27, 2004, and that Platinum Equity, LLC aided and abetted the alleged breach. The Complaints seek (i) an injunction against the proposed transaction or (ii) in the event the proposed transaction is consummated, an order invalidating the transaction or awarding damages to the class.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   COMPUCOM SYSTEMS, INC.


Date:  June 4, 2004



                                   By:  /s/ M. Lazane Smith
                                        -------------------------------------
                                        Name:   M. Lazane Smith
                                        Title:  Senior Vice-President / Chief
                                                Financial officer